Exhibit 10.1

COOPERATION AGREEMENT

This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of November 4, 2026, by and between Lindsay Corporation, a Delaware corporation (the “Company”), and Vision One Fund, LP, Vision One Management Partners, LP, Vision One Fund Partners, LP, Vision One Management Partners Holdings, LP, Vision One Management Partners GP, LLC, Vision One Onshore Fund, LP, and Vision One Offshore Fund, LP (collectively with their Affiliates, “Vision One”). The Company and Vision One are each herein referred to as a “Party” and collectively, the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 14 hereof.

WHEREAS, the Company and Vision One have determined to come to an agreement with respect to the composition of the Board of Directors of the Company (the “Board”), the withdrawal of certain stockholder nominations and proposals and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.
Board Composition, Governance and Related Matters.
(a)
Immediately following the execution and delivery of this Agreement, the Company shall take all necessary actions to nominate Marvin E. Washington (the “New Director”) for election to the Board as an independent director at the Company’s fiscal 2027 annual meeting of stockholders (the “Fiscal 2027 Annual Meeting”) for a term expiring at the Company’s fiscal 2030 annual meeting of stockholders (the “Fiscal 2030 Annual Meeting”). The Company shall include the New Director in the Board’s slate of director nominees for election at the Fiscal 2027 Annual Meeting, recommend his election to the Company’s stockholders and solicit proxies in favor of his election. The other nominees for election to the Board at the Fiscal 2027 Annual Meeting shall consist solely of Robert E. Brunner and Randy A. Wood.
(b)
As a condition to the nomination of the New Director for election to the Board, the New Director shall participate in the Company’s customary procedures for new director candidates, including all reasonable and customary director onboarding documentation applicable to non-employee directors of the Company, and shall satisfy the applicable listing rules and independence standards of the New York Stock Exchange (“NYSE”). Promptly following execution and delivery of this Agreement, the Company and the New Director shall enter into a confidentiality agreement, pursuant to which the Company shall, prior to the New Director’s election to the Board, promptly provide the New Director with onboarding materials and provide, substantially concurrently with delivery to members of the Board, all other information and materials provided to members of the Board.
(c)
Subject to the Company’s Corporate Governance Principles and committee charters, and to the applicable rules and regulations of the NYSE and the SEC and applicable law, promptly following the New Director’s election to the Board at the Fiscal 2027 Annual Meeting, the Board and all applicable committees thereof shall take all necessary actions to appoint the New Director to the Audit Committee of the Board (the “Audit Committee”), and maintain him as a member of the Audit Committee until the Termination Date (as defined below) as long as he remains willing, able and qualified to serve. The New Director shall receive the same consideration for membership on other committees and subcommittees, including any newly established committees or subcommittees, as other independent directors.
(d)
The New Director shall be subject to the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct,

trading and disclosure policies, director resignation policy and other governance guidelines and policies of the Company as other directors, including as set forth in the NYSE listing rules, as each may be amended from time to time. The Company represents and warrants that all such policies and guidelines currently in effect are publicly available on the Company’s website, in the Company’s filings or have been provided to Vision One or its counsel. Vision One acknowledges and agrees that the New Director shall (i) be required to preserve the confidentiality of the Company’s information, including any non‑public information entrusted to or obtained by the New Director by reason of his position as a director of the Company, and (ii) not disclose any such non-public information to Vision One without the Company’s prior written consent. The Company shall not adopt, amend or apply any such policies or guidelines in a manner that would disproportionately disadvantage the New Director relative to other non-management directors or conflict with the terms of this Agreement. The New Director shall receive the same director and officer insurance coverage, indemnification and exculpation protections, if any, compensation and other benefits as other non‑management directors of the Company.
(e)
At the Fiscal 2027 Annual Meeting, the Company shall submit for stockholder approval binding proposals to (i) approve an amendment to the Company’s Restated Certificate of Incorporation (the “Charter”) and (ii) approve conforming amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to phase out the classified Board ((i) and (ii) together, the “Declassification Proposals”), such that, if the Declassification Proposals are approved by stockholders at the Fiscal 2027 Annual Meeting, (A) the directors elected at the Company’s fiscal 2028 annual meeting of stockholders (the “Fiscal 2028 Annual Meeting”) would be elected with a term expiring at the Company’s fiscal 2029 annual meeting of stockholders, (B) at each subsequent annual meeting of stockholders of the Company, the Company’s directors shall be elected for one-year terms as their respective terms expire and (C) all directors will be elected for one-year terms beginning at the Fiscal 2030 Annual Meeting. The Company shall provide Vision One with the opportunity to review and comment on the Declassification Proposals prior to their submission to the Company’s stockholders and consider such comments in good faith. The Board shall recommend that stockholders vote in favor of the Declassification Proposals, and the Company shall solicit proxies in favor of such proposals. Such amendments shall not shorten any director’s then-unexpired term. Following receipt of the requisite stockholder approval, the Company shall take the actions necessary to implement such amendments, including filing an amendment to its Charter with the Secretary of State of the State of Delaware and causing the conforming Bylaws amendments to become effective concurrently, and complete the declassification process without shortening any director’s then-unexpired term. The Board shall recommend approval of, and the Company shall solicit proxies in favor of and use reasonable best efforts to obtain approval of, the Declassification Proposals, including by engaging a nationally recognized proxy solicitor on reasonable and customary terms to solicit such approval.
(f)
Upon the execution and delivery of this Agreement, Vision One will irrevocably withdraw its notice of stockholder proposals and director nominations, dated October 5, 2026, including any amendments or supplements thereto and all nominations and proposals set forth therein. Effective upon the execution and delivery of this Agreement, Vision One shall cease all related solicitation activities in respect of the Fiscal 2027 Annual Meeting.
(g)
If, prior to the Termination Date, the New Director (or any Replacement Director (as defined below)) is unable or unwilling to stand for election at the Fiscal 2027 Annual Meeting or, following election or appointment to the Board, is unable or unwilling to serve as a director for any reason, resigns or is removed, and at such time Vision One beneficially owns, in the aggregate, at least the lesser of (i) 0.9% of the then-outstanding shares of common stock of the Company (the “Common Stock”) or (ii) 112,560 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations or similar adjustments) (the “Minimum Ownership Threshold”), the Parties shall cooperate in good faith to select a substitute individual mutually agreeable to Vision One and the Company (a “Replacement Director”). If such event occurs prior to the Fiscal 2027 Annual Meeting, the Company shall, to the extent reasonably practicable and permitted by applicable law and SEC rules, nominate the Replacement Director for election at the Fiscal 2027 Annual Meeting in lieu of the New Director and recommend and solicit proxies in favor of such Replacement Director’s election in accordance with Section 1(a) hereof, provided that if the Company determines that nominating the Replacement Director for election at the Fiscal 2027 Annual Meeting is not practicable, the Replacement Director shall be appointed immediately following the Fiscal 2027 Annual Meeting. If such event occurs following the New Director’s (or any Replacement Director’s) election or appointment to the Board, the Company shall appoint the Replacement Director to fill the resulting vacancy as promptly as practicable, subject to applicable law and the Charter and Bylaws. Vision One shall be entitled to propose potential Replacement Directors until the Parties mutually agree on a Replacement Director. Each Replacement Director shall (w) qualify as an independent director under applicable NYSE listing standards, SEC rules and the Company’s applicable governance policies, (x) unless otherwise consented to by the Board, be independent of Vision One and its Affiliates and Associates, including not being an officer, employee, partner or principal thereof, (y) not have any agreement, arrangement or understanding with Vision One or any of its Affiliates or Associates regarding such individual’s service on the Board or any committee thereof, and (z) satisfy the Company’s reasonable and customary qualifications and onboarding procedures applicable to other non-management directors, including completion of the Company’s director questionnaire, customary background checks and interviews with members of the Board or its applicable committee, as reasonably requested. Upon the nomination of a Replacement Director pursuant to this Section 1(g), the provisions of Sections 1(a) and 1(b) hereof applicable to the New Director shall apply to such Replacement Director, as applicable. Upon the election or appointment of a Replacement Director to the Board, such Replacement Director shall be deemed to be the New Director for all applicable purposes of this Agreement, including Sections 1(c) and 1(d) hereof, subject to applicable law and the eligibility and qualification requirements for service on any applicable committee of the Board. Vision One’s rights under this Section 1(g) shall terminate immediately upon Vision One ceasing to satisfy the Minimum Ownership Threshold or upon the Termination Date, whichever occurs first.
(h)
From the date hereof until the Termination Date, the size of the Board shall not exceed nine (9) directors.
2.
Voting Commitment. Until the Termination Date, Vision One shall, and shall cause its Representatives to, appear in person or by proxy at each Stockholder Meeting and to vote, or cause to be voted, all of the shares of Common Stock beneficially owned by Vision One or over which Vision One has voting power, in accordance with the Board’s recommendations with respect to all proposals submitted to stockholders at each such Stockholder Meeting, in each case as the Board’s recommendation is set forth in the applicable definitive proxy statement filed by the Company in respect of such Stockholder Meeting; provided, however, that if Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co. LLC (“Glass Lewis”) (including any successor thereto) issues a voting recommendation that differs from the Board’s recommendation with respect to any proposal submitted to stockholders at a Stockholder Meeting (other than with respect to the election, removal or replacement of directors), Vision One shall be permitted to vote in accordance with ISS and/or Glass Lewis’s recommendation; provided, further, that Vision One shall be permitted to vote in its sole discretion on any proposal of the Company in respect of any Extraordinary Transaction. Vision One shall cause all such shares to be represented for quorum purposes at each Stockholder Meeting. Subject to any contractual restrictions in the applicable securities lending agreements, Vision One shall call back any such shares out on loan, if any, prior to any applicable record date for each Stockholder Meeting and ensure that Vision One has voting power for each such share beneficially owned by Vision One or over which Vision One otherwise has the authority to direct the voting on any applicable record date for and through each Stockholder Meeting.

3.
Standstill. Prior to the Termination Date, except as otherwise provided in this Agreement, without the prior written consent of the Board, Vision One shall not, and shall cause each of its Affiliates and Associates not to, in each case, directly or indirectly, in whole or in part, in any manner:
(a)
acquire, offer or seek to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis or pursuant to an Extraordinary Transaction approved by the Board), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company (other than through a broad-based market basket or index fund) or any voting rights decoupled from the underlying voting securities which would result in Vision One controlling or having beneficial ownership of, in the aggregate, more than four and nine-tenths percent (4.9%) of the shares of Common Stock outstanding at such time;
(b)
sell, assign, or otherwise transfer or dispose of Common Stock, or any rights decoupled from such shares, beneficially owned by them, other than in open market sale transactions where the identity of the purchaser is not known or in underwritten widely-dispersed public offerings, to any Third Party with a known history of activism or known plans to engage in activism with respect to the Company;
(c)
except as expressly contemplated by Section 1 hereof, (i) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; (v) call or seek to call, or request to call, alone or in concert with others, any Stockholder Meeting, whether or not such a meeting is permitted by the Charter or the Bylaws; or (vi) initiate, encourage or participate in any “withhold” or similar campaign with respect to any proposal for consideration at, or other business brought before, any Stockholder Meeting;
(d)
except solely among the entities comprising Vision One, form, join or in any way participate in or with any group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting;
(e)
except solely among the entities comprising Vision One or pursuant to this Agreement or to the named proxies included in the Company’s proxy card, deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof;
(f)
except as expressly contemplated by Section 1 hereof, seek publicly, alone or in concert with others, to amend any provision of the Charter or Bylaws;
(g)
make any demand for the inspection of books and records of the Company;
(h)
make any proposal or make any statement or otherwise seek to encourage, advise or assist any person with respect to any change in the Company’s management, governance, business, operations, strategy, corporate structure, affairs or policies;

(i)
disclose any vote, or any intention to vote, against the Board’s recommendation with respect to any proposal submitted to stockholders at any Stockholder Meeting;
(j)
initiate, make, offer, propose to effect or in any way participate, directly or indirectly, in any Extraordinary Transaction or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement or disclosure regarding any such matter;
(k)
effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek to effect, offer or propose to effect, cause or participate in, any Extraordinary Transaction;
(l)
enter into any negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action that is prohibited under this Section 3, or otherwise take or cause any action inconsistent with any of the foregoing;
(m)
make or in any way advance any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement;
(n)
solicit, or encourage any other person to solicit, any employee or independent contractor of the Company to terminate or reduce his, her or its relationship with the Company; or
(o)
take any action challenging the validity or enforceability of this Section 3 or this Agreement, unless the Company is challenging the validity or enforceability of this Agreement;

provided, however, that (i) the restrictions in this Section 3 shall not prohibit or restrict Vision One or its Representatives from making (A) any factual statement to the extent required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by Vision One or its Representatives) or (B) any private or confidential communication to or with the Board or any officer or director of the Company or legal counsel that would not reasonably be expected to trigger or require any public disclosure of such communications for any of the Parties; and (ii) the restrictions in this Section 3 shall not restrict Vision One or its Representatives from tendering shares of the Company, receiving payment for shares of the Company or otherwise participating in any transaction involving shares of the Company on the same basis as the other stockholders of the Company, or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement.

4.
Mutual Non-Disparagement.
(a)
Prior to the Termination Date, Vision One agrees that it shall not, directly or indirectly, make any public or private statement, or take any action that is intended to result in a public statement, that might reasonably be construed to be derogatory or critical of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage, defame or damage the reputation or good name of the Company or its Affiliates or any of the Company’s directors, officers or employees, or Associates in such capacity or is otherwise critical, negative towards or derogatory of the Company or its Affiliates or any of the Company’s directors, officers or employees, or Associates in such capacity. A statement in breach of this Section 4(a) shall only be deemed to be made by Vision One if made by a principal or employee of Vision One who is authorized to make such statement.

(b)
Prior to the Termination Date, the Company agrees that neither it nor any of its Affiliates shall, directly or indirectly, make any public or private statement, or take any action that is intended to result in a public statement, that might reasonably be construed to be derogatory or critical of, or negative toward, or constitute an ad hominem attack on, or otherwise disparage, defame or damage the reputation or good name of Vision One or any of Vision One’s directors, officers or employees, or Associates in such capacity or is otherwise critical, negative towards or derogatory of Vision One or any of Vision One’s directors, officers or employees, or Associates in such capacity. A statement in breach of this Section 4(b) shall only be deemed to be made by the Company if made by (i) a member of the Board or senior management team, (ii) any other Representative authorized to speak on behalf of the Company with respect to the subject matter of this Agreement, whether or not the particular statement was authorized, or (iii) any other Representative acting at the direction of, or with the authorization or approval of, any member of the Board or senior management team with respect to such statement.
(c)
Notwithstanding the foregoing, nothing in this Section 4 or elsewhere in this Agreement shall prohibit any Party from making any truthful statement or disclosure, in either case, (i) required under the federal securities laws or other applicable laws (including to comply with any subpoena or other legal process from any governmental or regulatory authority with competent jurisdiction over the relevant Party hereto) or stock exchange regulations, or (ii) requested in response to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes.
(d)
The limitations set forth in Sections 4(a) or (b) hereof, as applicable, shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Sections 4(a) or (b) hereof, as applicable, if such statement by the other Party was made in breach of this Agreement.
5.
No Litigation. Prior to the Termination Date, each Party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, encourage, threaten, initiate or pursue, or assist any other person to encourage, threaten, initiate or pursue, any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other Party or any of its Representatives based on information actually known by such Party as of the date of this Agreement, except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement; (b) counterclaims with respect to any proceeding initiated by, or on behalf of, one (1) Party or its Affiliates against the other Party or any Affiliate of such other Party; (c) the exercise of statutory appraisal rights; and (d) participation by Vision One or any of its Representatives solely as a passive class member in a class action commenced and maintained by persons other than Vision One or its Representatives; provided, however, that the foregoing shall not prevent any Party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such Party or any of its Representatives; provided, further, that in the event any Party or any of its Representatives is subject to such Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be prohibited by applicable law). Each Party represents and warrants that neither it nor any assignee has filed any lawsuit against the other Party.
6.
Public Statements; SEC Filings.
(a)
No later than one (1) Business Day following the date of this Agreement, the Company shall issue a mutually agreeable press release (the “Press Release”) announcing this Agreement in the form attached hereto as Exhibit A. Prior to the issuance of the Press Release, neither the Company nor Vision One shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party, except as required by law.
(b)
No later than four (4) Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K, setting forth a brief description of the terms of this Agreement and including this Agreement as an exhibit thereto (the “Form 8-K”). The Company shall provide Vision One with a reasonable opportunity to review and comment on such Form 8-K prior to the filing with the SEC and consider in good faith any comments of Vision One.
(c)
The Company shall disclose this Agreement in its proxy statement for the Fiscal 2027 Annual Meeting, including supplemental proxy materials as applicable, to be filed with the SEC (the “Proxy Materials”), which disclosure shall be consistent with the Form 8-K.
(d)
Prior to the Termination Date, neither Party shall issue any press release or other public statement (including in any filing required under the Exchange Act), or speak to any member of the media, regarding the other Party or the subject matter of this Agreement, in a manner that is inconsistent with this Agreement, without the prior written consent of the other Party, except for the issuance of the Press Release, the filing of the Form 8-K or the filing of the Proxy Materials, or as required by law, Legal Requirement or applicable stock exchange listing rule or otherwise in accordance with this Agreement.
7.
Affiliates and Associates. Each Party shall instruct its Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate or Associate. A breach of this Agreement by an Affiliate or Associate of a Party, if such Affiliate or Associate is not a Party to this Agreement, shall be deemed to occur if such Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or Associate were a Party to the same extent as a Party to this Agreement.
8.
Representations and Warranties.
(a)
Vision One represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms. Vision One represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, does not conflict with, or result in a breach or violation of the organizational documents, to the extent applicable, as currently in effect. Vision One represents and warrants that the execution, delivery and performance of this Agreement by it does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which it is a Party or by which it is bound. Vision One represents and warrants that, as of the date of this Agreement, it beneficially owns an aggregate of 137,084 shares of Common Stock, constituting approximately 1.35% of the outstanding shares of Common Stock, based on the number of shares of Common Stock outstanding disclosed in the Company’s most recently filed Annual Report on Form 10-K. Vision One represents and warrants that it has voting authority over such shares of Common Stock and owns no Synthetic Equity Interests or any Short Interests in the Company. Vision One acknowledges that the New Director is independent from Vision One. Vision One further acknowledges that it does not, and will not have the right to, receive confidential information concerning the Company from the New Director. Vision One represents and warrants that Vision One is not, nor will Vision One become, party to any agreement, arrangement or understanding (whether written or oral) with the New Director with respect to his service as a director on the Board.
(b)
The Company represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, shall not conflict with, or result in a breach or violation of, the organizational documents of the Company as currently in effect. The Company represents and warrants that the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
9.
Termination. This Agreement shall remain in effect until the earlier of (a) the date that is thirty (30) calendar days prior to the deadline under the Bylaws for the submission of stockholder nominations of director candidates for election to the Board at the Fiscal 2028 Annual Meeting and (b) the date that is one hundred twenty (120) days prior to the one-year anniversary of the date of the Fiscal 2027 Annual Meeting (the “Termination Date”); provided that if the Termination Date is determined pursuant to clause (a) above, the Company shall deliver written notice to Vision One of the occurrence of the Termination Date prior to such date; provided, however, that (x) Vision One may earlier terminate this Agreement if the Company commits a material breach of its obligations under this Agreement that (if capable of being cured) is not cured within fifteen (15) days after the Company’s receipt of written notice specifying the material breach from Vision One, or, if impossible to cure within fifteen (15) days, which the Company has not taken any substantive action to cure within such fifteen (15) day period, and (y) the Company may earlier terminate this Agreement if Vision One commits a material breach of this Agreement that (if capable of being cured) is not cured within fifteen (15) days after Vision One’s receipt of written notice thereof from the Company specifying the material breach, or, if impossible to cure within fifteen (15) days, which Vision One has not taken any substantive action to cure within such fifteen (15) day period. Notwithstanding the foregoing, this Section 9 and Sections 1(d)(i)-(ii) and 10-15 hereof shall survive the termination of this Agreement. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any willful breach of this Agreement prior to such termination.
10.
Expenses. Each Party shall be responsible for its own costs and expenses incurred in connection with the subject matter of this Agreement; provided, however, that the Company shall reimburse Vision One for its reasonable, documented out-of-pocket fees and expenses (including attorneys’ fees and other legal expenses) incurred by Vision One in connection with the negotiation and execution of this Agreement and all other matters related to Vision One’s nomination of directors and stockholder proposals.
11.
Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given: (a) when delivered by hand, with written confirmation of receipt; (b) upon sending, if sent by electronic mail to the electronic mail addresses below, with confirmation of receipt from the receiving party by electronic mail; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company: Lindsay Corporation 18135 Burke Street, Suite 100 Omaha, Nebraska 68022 Attn: Eric R. Arneson Email: eric.arneson@lindsay.com with mandatory copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attn: Lawrence S. Elbaum
C. Patrick Gadson

Email: elbauml@sullcrom.com
gadsonp@sullcrom.com

If to Vision One: Vision One Fund, LP c/o Vision One Management Partners, LP 800 Brickell Avenue, #601 Miami, Florida 33131 Attn: Courtney R. Mather Email: courtney@visiononefund.com with mandatory copies (which shall not constitute notice) to:

Thompson Hine LLP
300 Madison Avenue, 27th Floor
New York, New York 10017

Attn: Corby J. Baumann
Todd E. Mason

Email: Corby.Baumann@ThompsonHine.com
Todd.Mason@ThompsonHine.com

12.
Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise) or the validity thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The Parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall lie in the state and federal courts located in the State of Delaware, and any appellate court from any such state or federal court. Each Party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each Party consents to accept service of process in any such Legal Proceeding by a reputable overnight delivery service, signature requested, addressed to the address of such Party as set forth in Section 11, or as otherwise provided by applicable law. Nothing contained herein shall be deemed to affect the right of any Party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
13.
Specific Performance. Each Party to this Agreement acknowledges and agrees that a non‑breaching Party would be irreparably injured by an actual breach of this Agreement by another Party or its Representatives and that monetary remedies would be inadequate to protect the Parties against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the Parties under this Agreement, each Party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if any Party or any of its Representatives breaches or threatens to breach any provision of this Agreement.

Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching Party. In any action or proceeding to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover its reasonable and documented out-of-pocket expenses (including attorneys’ fees and other legal expenses) from the non-prevailing Party.
14.
Certain Definitions and Interpretations. As used in this Agreement:
(a)
the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that after the date hereof become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or Vision One, as applicable; provided, further, that, for purposes of this Agreement, Vision One shall not be an Affiliate or Associate of the Company and the Company shall not be an Affiliate or Associate of Vision One;
(b)
the terms “beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;
(c)
the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law;
(d)
the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
(e)
the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, restructuring, sale of all or substantially all assets, spinoff, splitoff or other similar separation of one or more business units, liquidation, dissolution, or other similar corporate transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) with a Third Party that, in each case, results in (i) a change in control of the Company or (ii) the sale, lease or exchange of all or substantially all of its property;
(f)
the term “Representatives” means (i) a person’s Affiliates and Associates, and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates, provided that “Representative” shall not include any non-executive employees of such person;
(g)
the term “SEC” means the U.S. Securities and Exchange Commission;
(h)
the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities;

(i)
the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof;
(j)
the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transaction provides the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transaction conveys any voting rights in such equity securities to such person; (ii) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction; and
(k)
the term “Third Party” refers to any person that is not a Party or any of its Representatives.

In this Agreement, unless a clear contrary intention appears: (v) the word “including” (in its various forms) means “including, without limitation”; (w) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (x) the word “or” is not exclusive; (y) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (z) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

15.
Miscellaneous.
(a)
This Agreement contains the entire agreement between the Parties and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
(b)
This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.
(c)
This Agreement shall not be assignable by operation of law or otherwise by a Party without the consent of the other Party. Any purported assignment without such consent is void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.
(d)
Neither the failure nor any delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
(e)
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.
(f)
Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each Party.
(g)
This Agreement may be executed in one (1) or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing the original signature.
(h)
Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel.
(i)
The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

COMPANY:

LINDSAY CORPORATION

By: /s/ Eric R. Arneson
Eric R. Arneson
Senior Vice President, General Counsel & Secretary

VISION ONE:

VISION ONE FUND, LP

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

VISION ONE MANAGEMENT PARTNERS, LP

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

VISION ONE FUND PARTNERS, LP

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

VISION ONE MANAGEMENT PARTNERS HOLDINGS, LP

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

VISION ONE MANAGEMENT PARTNERS GP, LLC

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

VISION ONE ONSHORE FUND, LP

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

VISION ONE OFFSHORE FUND, LP

By: /s/ Courtney R. Mather
Name: Courtney R. Mather
Title: CEO

EXHIBIT A

Form of Press Release

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

Lindsay Corporation Announces Intention to Nominate Marvin Washington to Board of Directors at 2027 Annual Meeting

OMAHA, Neb., November 5, 2026—Lindsay Corporation (NYSE: LNN) (“Lindsay” or the “Company”), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced its intent to nominate Marvin E. Washington for election as an independent director to Lindsay’s Board of Directors (the “Board”) at the Company’s Fiscal 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”).

Mr. Washington will be the third new independent director to join the Board since 2022. Upon his election, the Board will expand to nine directors, eight of whom will be independent, and Mr. Washington is expected to join the Board’s Audit Committee.

Lindsay’s Chairman, Robert Brunner, remarked, “We look forward to welcoming Marvin to the Board and benefiting from his significant experience in audit, risk and cybersecurity oversight. We believe Marvin’s skill sets will be additive as management and the Board continue to execute on the Company’s strategy and drive long-term value for stockholders amid a dynamic macroeconomic environment.”

In connection with Mr. Washington’s nomination, Lindsay has entered into a cooperation agreement with Vision One Fund, LP (collectively with its affiliates, “Vision One”). Under the cooperation agreement, Vision One has agreed to customary standstill, voting and other provisions.

Pursuant to the cooperation agreement, Lindsay has also determined to propose amendments to its organizational documents to declassify the Board. At the 2027 Annual Meeting, Lindsay’s stockholders will be asked to approve proposals to amend the Company’s organizational documents to declassify the Board over a three-year period, beginning with the Company’s Fiscal 2028 Annual Meeting of Stockholders, subject to stockholder approval at the 2027 Annual Meeting. Upon full implementation, all directors will stand for election annually.

A complete copy of the cooperation agreement will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

The Board’s formal recommendations regarding the election of directors and the amendments to Lindsay’s organizational documents will be included in the Company’s definitive proxy statement for the 2027 Annual Meeting, which will also provide the meeting date and other relevant information.

About Marvin Washington

Marvin Washington most recently served as Partner, Cyber Security, Risk and Regulatory, at PricewaterhouseCoopers LLP (“PwC”). Mr. Washington served in roles of increasing responsibility throughout his nearly 20 year tenure with PwC. As a senior partner at PwC, Mr. Washington led teams across global, public, private and federal clients in financial statement audits, business strategy, organizational transformation, internal audit, Sarbanes-Oxley compliance, cyber audits and Enterprise

Exhibit A-1

Resource Planning implementation. Earlier in his career, Mr. Washington held roles with the United States Government in the Department of Health & Human Services, Soza & Company, Sherikon Incorporated and Science Applications International Corporation.

Mr. Washington served as an officer for 23 years in the United States Marine Corps Reserves and holds a Bachelor of Science in Accounting from Virginia State University.

About the Company

Lindsay Corporation (NYSE: LNN) is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. Established in 1955, the company has been at the forefront of research and development of innovative solutions to meet the food, fuel, fiber and transportation needs of the world’s rapidly growing population. The Lindsay family of irrigation brands includes Zimmatic™ center pivot and lateral move agricultural irrigation systems, FieldNET™ and FieldWise™ remote irrigation management technology, FieldNET Advisor™ irrigation scheduling technology, and industrial IoT solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems™, Road Zipper™ and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the SEC. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

Advisors

J.P. Morgan Securities, Sullivan & Cromwell LLP and Longacre Square Partners LLC are serving as financial, legal and strategic advisors to Lindsay Corporation.

Contacts

For further information, contact:

LINDSAY CORPORATION:
Alicia Pfeifer
Vice President, Business Finance
402-933-6429
Alicia.Pfeifer@lindsay.com

Alpha IR:
Joe Caminiti
312-445-2870
lnn@alpha-ir.com

Exhibit A-2